UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  January 17, 2008

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02             Unregistered Sales of Equity Securities

Affiliated Managers Group, Inc. (“AMG”) will retire $65 million of Income PRIDES issued February 2004 and $122.5 million of Floating Rate Convertible Senior Debentures due 2033 (“COBRAs”).  Under agreements with certain institutional holders (which became effective on or about January 17, 2008), AMG will issue shares of its common stock, par value $0.01 per share, on or prior to January 31, 2008 in exchange for the Income PRIDES and COBRAs.  The number of shares of common stock issued by AMG in connection with such private exchanges will be based on the market price of AMG’s common stock over a number of trading days, as specified in each exchange agreement, but will not exceed in the aggregate 820,000 shares in exchange for the Income PRIDES, and 2,900,000 shares in exchange for the COBRAs. All shares will be issued by AMG pursuant to the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, on the basis that none of the exchanges involves a public offering.  AMG will not receive any cash proceeds as a result of the exchanges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: January 24, 2008
	By:	/s/ John Kingston, III
		Name:	John Kingston, III
		Title:	Executive Vice President, General Counsel and Secretary